Exhibit 10.47
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

GLOBAL MASTER AGREEMENT

**CONFIDENTIAL**

This Global Master Agreement (“Agreement”) is made and entered into as of July 27, 2006 (the “Effective Date”) by and between Apple Computer, Inc., a California corporation, located at 1 Infinite Loop, Cupertino, CA 95014 (“Apple”), and Audible.com, a Delaware corporation, located at 65 Willowbrook Blvd, Wayne, New Jersey 07042 (“Audible”).

RECITALS

WHEREAS, Audible is the creator and provider of the Audible Service and other technologies to support the sale, distribution and play-back of certain digital audio;

WHEREAS, Apple is the developer and retailer of hardware and software used in the sale, distribution and play-back of digital audio, which as of the Effective Date includes the sale of iPods and distribution of media management software in the form of iTunes;

WHEREAS, Audible and Apple desire to undertake certain development work for the purpose of making compatible and maintaining compatibility between certain hardware and software offered by Apple and the Audible Service;

WHEREAS, Audible or its licensors control all rights to certain digital content, which Audible makes available via the Audible Service;

WHEREAS, Apple has developed and controls a store where it markets, distributes and sells certain digital content;

WHEREAS, Audible desires to license certain digital content to Apple for marketing, distribution and sale through Apple’s store and Apple desires to accept such license; and

WHEREAS, Audible and Apple desire to undertake the additional rights and obligations contained herein to support and promote their products and services provided for herein.

NOW THEREFORE, in consideration of the foregoing premises, the promises exchanged herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Audible and Apple, intending to be bound, agree to the foregoing and as follows:

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

AGREEMENT

ARTICLE 1

GENERAL

1.1  Global Relationship. This Agreement shall encompass the entire relationship between Audible and Apple relating to the matters provided for hereunder and shall represent the terms and conditions under which Audible and Apple shall cooperate in their efforts to further develop and promote the products and services provided for hereunder.

1.2  Definitions. Capitalized terms used herein shall have the meanings ascribed to them in the body of this Agreement and/or in the attached Schedules, Exhibits, Attachments, Addenda and other documents attached hereto, or as defined in Schedule 1.2.

1.3  Local Agreements. From time to time, the Parties may mutually agree to execute local agreements (each, a “Local Agreement”) to provide for the performance of obligations hereunder for particular regions or localities (each, a “Local Agreement Territory”), provided, however that in any event the Parties hereto shall at all times remain responsible and liable in all respects for the performance of their obligations hereunder whether performed directly or by or through such Local Agreements. Each Local Agreement entered into shall be attached hereto at Schedule 1.3. The Parties shall enter into Local Agreements to cover the Territories covered by the Prior Agreement and Japan.

1.4  Prior Agreements. That certain Digital Download Sales Agreement dated September 17, 2003 by and between the Parties hereto and that certain Software and Device Development and Distribution Agreement dated June 4, 2002 (collectively, the “Prior Agreements”) are hereby terminated in their entirety and replaced with this Agreement; provided, however, all rights and obligations that would survive according to the survival provisions or such agreements, shall so survive except and to the extent they conflict with the terms and conditions of this Agreement. That certain Digital Download Sales Agreement dated June, 2004 by and between Audible and iTunes S.a.r.l. (the “European Agreement”) shall survive as a Local Agreement hereunder in accordance with its terms.

1.5  Conflicts in Interpretation. The following order of precedence shall be followed in resolving any inconsistencies between the terms of this Agreement and the terms of any Schedules, Exhibits, Local Agreements, Addenda and other documents attached hereto: (a) first, the terms contained in the body of this Agreement; (b) second, the terms of the Schedules, Exhibits, Addenda and other documents to this Agreement, provided that no order of precedence shall be applied among such Schedules, Exhibits, Addenda and other documents; and (c) third, any Local Agreements as to the applicable Local Agreement Territory.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 2

RELATIONSHIP MANAGEMENT

2.1  Strategic Managers. As of the Effective Date, each Party shall identify a senior executive within its organization to act as the primary point of contact for each Party regarding the relationship hereunder and to establish and ensure the execution of a mutually agreed to strategic plan by each Party (each, a “Strategic Manager”). As of the Effective Date the Audible Strategic Manager shall be Don Katz and the Apple Strategic Manager shall be Eddy Cue. Each Party may replace its then-current Strategic Manager with another executive within its organization holding comparable executive position within its organization upon reasonable prior written notice to the other Party.

(a)  Meetings. On the dates and at the locations mutually agreed to by the Parties, and in any event no less than quarterly, the Strategic Managers and other appropriate representatives of the Parties and any necessary third parties shall meet at a mutually agreed to site or by telephone conference to discuss the status of activities under this Agreement including any difficulties or issues that may exist in executing or timely performance of each Party’s obligations hereunder.

2.2  Marketing Manager. As of the Effective Date, each Party shall identify a senior marketing executive, whose primary job responsibility is marketing of spoken word audio products, within its organization to act as the primary point of contact for each Party regarding the marketing relationship hereunder (each, a “Marketing Manager”). The applicable Marketing Managers shall develop and ensure the execution of a mutually agreed to marketing plan, globally and, if mutually agreed, on a territory-by-territory basis, by each Party and promptly respond to the other Party with respect to all inquires hereunder. Each Marketing Manager shall be the primary point of contact for such Party for all rights, duties and obligations provided for hereunder. Each Party may replace its then-current Marketing Manager with another senior marketing executive within its organization upon reasonable prior written notice to the other Party.

(a)  Meetings. No less than twice per month, the Marketing Managers and other appropriate representatives of the Parties and any necessary third parties shall meet at a mutually agreed to site or by telephone conference to discuss the status of activities under this Agreement including any difficulties or issues that may exist in executing or timely performance of each Party’s obligations hereunder. In addition, each meeting will cover other topics, including the creation of new marketing initiatives that leverage the assets and features of the Audible Service and ITMS, on-going research/data sharing, as well as possible co-marketing and co-branding coordination and sales initiatives.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 3

AUDIBLEREADY® APPLE PRODUCTS

3.1  Development.

(a)  Audible Development Work. Audible will deliver the Deliverables to Apple to allow creation of the AudibleReady® Apple Products and in accordance with the applicable Implementation Schedule and Audible Specifications (as defined below) (collectively, “Audible Development Work”).

(i)  Acceptance. Any Deliverables shall be subject to evaluation, testing and acceptance by Apple. Apple shall, as soon as reasonably practicable following the receipt of a Deliverable: (a) accept such Deliverable and inform Audible in writing of such acceptance; or (b) reject such Deliverable and provide Audible with a written statement detailing the Defect(s). In case of rejection, Audible will promptly correct all Defects and redeliver the Deliverable as soon as reasonably practicable. Apple shall, as soon as reasonably practicable after such redelivery, accept or reject the Deliverable in accordance with the procedure set forth herein. Such procedure shall be repeated until all of the Deliverables are accepted by Apple; provided, however, in the event such procedure is repeated [***] and no acceptance is achieved, the Parties shall mutually agree upon another process towards the development of compliant Deliverables hereunder. Apple shall provide a confirmation in writing to Audible of its acceptance of the Deliverables.

(b)  Apple Development Work. Upon receipt and acceptance of the Deliverables, Apple shall promptly integrate the Deliverables with the Apple Products consistent with the AudibleReady® Specifications to create the AudibleReady® Apple Products (the “Apple Development Work”).

3.2  Testing. Prior to the commercial distribution of any AudibleReady® Apple Products, Apple will perform appropriate testing (and mutually agree in writing to the completion of such testing) for proper device, software and system behavior when loaded or used with Audible Content, as well as proper integration and interoperability between the AudibleReady® Apple Products and the Audible Service. The Parties shall cooperate with each other in good faith with regard to all such testing and evaluation. Testing and acceptance of the Audible Development Work, Apple Development Work and resulting AudibleReady® Apple Products shall occur in accordance with such testing plan(s), procedures and schedule(s) as are mutually agreed to by the Parties in writing. In the event Defects are discovered, each Party shall correct and remediate the Defect(s). Neither Party shall unreasonably withhold or delay its approval of the testing and the development work.

3.3  Product Currency; Updates, Non-Exclusivity, Ownership and Costs.

(a)  Product Currency. Audible and Apple shall undertake Audible Development Work and Apple Development Work so that all Apple Products then currently made available for sale by Apple during the Term satisfy the Audible Specifications, except as otherwise mutually agreed to by the Parties in writing.

(b)  Updates. From time to time during the Term Audible may develop Updates to Audible Software and the Audible Specification, in which case Audible and Apple Strategic Managers shall promptly discuss the nature of such Updates and extent of Audible Development Work and Apple Development Work required to update Apple Products. [***].

(c)  Independent Development. Any Audible Development Work and Apple Development Work will be performed by the applicable Party on a non-exclusive basis and shall not affect the right of either Party to perform research, development and integration efforts for others or on its own behalf with respect to the same or similar technologies as are the subject of this Agreement.

(d)  Ownership. Apple shall retain all rights, title and interests in and to copyrights in Apple’s pre-existing work and derivatives of Audible’s pre-existing work created solely by Apple. Audible shall retain all rights, title and interests in and to copyrights in Audible’s pre-existing work and derivatives of Apple’s pre-existing work created solely by Audible.

(e)  Costs. Each Party shall bear its own costs for its development efforts hereunder.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

3.4  Meetings; Implementation Schedule; Cooperation; Project Managers. The Parties shall meet [***], subject to each Party’s confidentiality obligations hereunder, to track progress in the development and launch of the AudibleReady® Apple Products, including any and all Updates. For each development of AudibleReady® Apple Products, including Updates, the Parties shall create a mutually agreed upon, detailed and project-specific, written implementation schedule (“Implementation Schedule”) for the Audible Development Work and the Apple Development Work, which shall include, as applicable: (a) identification of all milestone events; (b) the commencement and completion dates for such milestones; (c) a detailed description of all activities to be performed by each Party; (d) dates, times and locations/telephone conferences for status meetings; and (e) a plan for Testing consistent with Section 3.2. Each Party shall cooperate with the other in furtherance of their obligations under this Article by providing reasonable access to the personnel, technology and resources as are necessary or desirable to enable completion. Each Party will provide a project manager to oversee completion of the Parties obligations under this Article.

3.5  Review. From time to time, each Party may request that the other Party promptly provide an update or status report on the development work being performed hereunder.

3.6  Grant of Licenses.

(a)  License to the Audible Software. Audible hereby grants to Apple a royalty-free, non-exclusive, non-transferable, worldwide license to the Audible Software in object code and related documentation: (i) to use, copy and modify the Audible Software solely for development of the AudibleReady® Apple Products for use with the Audible Service as provided for herein; (ii) to use, distribute and copy the Audible Software to provide the AudibleReady® Apple Products subject to an executed Software License Agreement; and (iii) to use the Audible Software as part of the AudibleReady® Apple Products to allow Apple to support the AudibleReady® Apple Products.

(b)  License to the Apple Products. Apple hereby grants to Audible a royalty-free, non-exclusive, non-transferable, worldwide license to the Apple Products and related documentation: (i) to use, copy and modify the Apple Products solely for development of the Audible Software for use with the Audible Service as provided for herein.

(c)  License to the Audible Patents. Audible hereby grants to Apple a royalty-free, non-exclusive license in all applicable jurisdictions covered by the Patents to make, have made, manufacture, have manufactured, use and have used the AudibleReady® Software using the Patents, solely in connection with and as a part of the development, manufacture and sale of any Apple products so long as Apple and such products are not in violation of the terms and conditions of this Agreement.

(d)  Proprietary Notices. Each Party agrees that it will not (and it will not allow others to) alter or remove any copyright, trade secret, proprietary markings, licenses and/or other legal notices contained on or in copies of the intellectual property and any other materials provided by one Party to the other.

(e)  Ownership; No Other Rights. Except as otherwise expressly provided herein, each Party will have and will at all times retain all rights, title and interest (including, without limitation, all Intellectual Property Rights therein) in, to and under its products and software. Except as expressly provided in this Agreement, no license under any patents, copyrights, trademarks, trade secrets or any other Intellectual Property Rights, express or implied, are granted by either Party under this Agreement. Notwithstanding the foregoing, any right not expressly granted to Apple by this Agreement is hereby expressly reserved by Audible and any right not expressly granted to Audible by this Agreement is hereby expressly reserved by Apple.

3.7  [***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 4

CONTENT

4.1  Appointment of Apple. Subject to the terms of this Agreement, Audible hereby appoints Apple as a reseller of eContent through ITMS and Apple accepts such appointment.

4.2  [***]

4.3  Terms of Use. Apple shall condition sale and delivery of eContent upon an end user’s acknowledgement of terms of use for such eContent (“Terms of Use”), which Terms of Use shall be no less restrictive than the Content Usage Rules attached hereto at Schedule 4.3.

4.4  [***]

4.5  Audio Identification. Audible may include an Audible.com in-line audio identification in each Content File [***]. Apple shall not remove or alter any such audio identification in any manner. An example of such in-line audio identification is set forth on Schedule 4.5, and any audio identification shall follow its format with reasonable particularity.

4.6  Parental Advisory. If Audible provides a parental advisory warning in the Content File, Apple shall conspicuously display such parental advisory. Audible shall be responsible for determining parental advisory warning status.

4.7  [***]

4.8  [***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 5

PROMOTION

5.1  General. The Parties recognize that it is in each Party’s best interest to prominently market and promote the AudibleReady® Apple Products, ITMS, eContent, the Audible Service and the AudibleListener® Program, to the public. During the Term, in addition to each Party’s express obligations under this Agreement, the Parties will use commercially reasonable efforts to create promotional programs designed to market and promote the AudibleReady® Apple Products, ITMS, eContent, the Audible Service and the AudibleListener® Program to the public. The Parties shall undertake the activities provided for in Schedule 5.1.

5.2  ITMS Branding. Apple shall include the language “Presented by Audible.com” in the ITMS on so-called “individual book pages” in a manner no less prominent than depicted in Schedule 5.2 attached hereto.

(a)  Audible Content and Cover Art Branding. Apple shall include an Audible.com logo designation, supplied by Audible, affixed to the master server(s), and located on Apple’s facilities, which serve the Audible Content and Cover Art.

5.3  [***]

5.4  Compatibility. During the Term, Apple Products shall be no less compatible with eContent and ITMS than as of the Effective Date.

5.5  Promotional Materials. During the Term: (a) as reasonably requested by either Party, the Parties will cooperate and work together to create marketing materials including, without limitation, point of sale and/or other promotional materials, to be used in the marketing of the AudibleReady® Apple Products, ITMS, Audible Service, eContent and AudibleListener® Program; and (b) each Party may create its own marketing materials including, without limitation, point of sale and/or other promotional materials, to be used in the marketing of the AudibleReady® Apple Products, ITMS, Audible Service, eContent and AudibleListener® Program (collectively “Joint Promotional Materials”). The Joint Promotional Materials may include each or either Party’s Trademarks, as applicable, pursuant to the terms of Article 6. All costs associated with the development, production and delivery of the Joint Promotional Materials are the responsibility of the creating Party. To the extent not provided for under the license grants provided herein, Audible shall obtain Apple’s prior written consent prior to using Apple’s name in any commercial setting; provided, however after obtaining Apple’s approval for any such use of the Apple name, all identical and/or substantially similar future use by Audible will be deemed approved by Apple and will not require any Apple review.

5.6  Press Release. Except as required under applicable law, neither Party shall make or issue any public statement or press release regarding this Agreement or its subject matter without the prior written approval of the other Party, however, despite the foregoing, the Parties agree to issue a mutually agreeable joint press release in relation to this Agreement promptly following the Effective Date.

5.7  Conduct. In conducting all activities relating to this Agreement, the Parties agree not to: (a) knowingly conduct business in a manner that reflects unfavorably on the business of the other Party; (b) employ deceptive, misleading or unethical practices that are detrimental to the Parties, their products, and/or services; (c) knowingly make any false, disparaging or misleading representations, statements or comments with regard to the other Party’s products and/or services; (d) knowingly publish or employ any misleading or deceptive advertising material; and (e) make any representations, warranties or guaranties to anyone on behalf of the other Party.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 6

TRADEMARKS

6.1  Ownership and License Grant. Except for the limited use provided in this Agreement, each Party hereby agrees that the use by it (“User”) of any Joint-Promotional Materials, trademarks, service marks, business names, trade names, domain names, logos, designs, trade dress and/or copyrights (“Trademarks”) of the other Party (“Owner”) pursuant to rights granted under this Agreement will not create any right, title or interest, in or to the Owner’s Trademarks and that all goodwill associated with the Owner’s Trademarks will belong to and inure to the benefit of the Owner. The Owner hereby grants to the User a non-exclusive, limited, non-transferable, non-sublicenseable (except as otherwise reasonably necessary for User to perform its obligations hereunder), terminable license to use, display, reference, show, demonstrate, distribute and reproduce the Trademarks provided by the Owner during the Term solely for purpose of fulfilling the User’s obligations under this Agreement and creating Joint Promotional Materials, subject to the prior review and written approval of such uses by the Owner. Notwithstanding the foregoing, after obtaining the Owner’s approval for any use of Owner’s Trademarks, all identical and/or substantially similar future use of such Trademarks by User will be deemed approved by Owner and will not require any Owner review.

6.2  Trademark Restrictions. User covenants and agrees that during the Term, and at all times thereafter, it will not take any action or assist any third party: (a) in any action that impairs or may impair Owner’s ownership rights or dilute, tarnish or infringe the Trademarks; (b) at any time dispute or contest, directly or indirectly, the right and title to the Owner’s Trademarks or the validity thereof; or (c) attempt to register or use any trademark, service mark, trade name, business name, trade dress, domain name, copyright or logo similar to or that may cause confusion with the Trademarks.

6.3  Quality Control. User will at all times use the Trademarks pursuant to this Agreement and maintain the quality standards associated with the Trademarks. During the Term [***], Owner will have the right at any time during its regular business hours to audit User in any manner reasonably determined by Owner as necessary to verify User’s compliance with this Agreement and the maintenance of Owner’s quality standards (“Inspection”). User agrees to comply fully with any such Inspection.

6.4  Proprietary Notices. Each Party agrees that it will not (and it will not allow others to) alter or remove any copyright, trade secret, proprietary markings, licenses and/or other legal notices contained on or in copies of the Trademarks and any other materials provided by one Party to the other.

6.5  Ownership; No Other Rights. Except as otherwise expressly provided herein, each Party will have and will at all times retain all rights, title and interest (including, without limitation, all Intellectual Property Rights therein) in, to and under its Trademarks. Except as expressly provided in this Agreement, no license under any Trademarks, express or implied, are granted by either Party under this Agreement.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 7

PAYMENTS

7.1  Royalties and Payments. Audible shall be responsible for and timely pay any and all royalties or payments to authors, publishers and any other participants that may be required from sales of eContent. Apple shall be responsible for and timely pay to Audible all sums as required under this Agreement from the distribution of eContent.

7.2  [***]

7.3  Recordkeeping and Audits. Each Party agrees to maintain and keep complete and accurate books and records concerning all transactions provided for hereunder during the Term and for a period of two (2) years thereafter. Upon reasonable advance written notice, but not less than fourteen (I4) days, during the Term and for up to eighteen (18) months thereafter (the “Audit Period”), but no more than once during any twelve-month period, each Party will permit the other to appoint an independent certified public accountant not then engaged in any audit of either Party to audit applicable books and records at the audited Party’s principal place of business, and at the auditing Party’s sole expense, as necessary for the purpose of verifying the amounts due hereunder, during regular business hours. The certified public accountant shall not be engaged on a contingency fee basis and must sign a confidentiality agreement that protects each Party’s confidential information at least to the extent as this Agreement and no less than each Party protects its own similar information. Each Party may audit information contained in a particular statement only once, and no audit shall be allowed or conducted for any period lasting less than six (6) months. Each Party agrees that the other Party’s books and records contain “Confidential Information” (as defined below).

ARTICLE 8

DATA PROTECTION

8.1  Security Solution. Apple shall use the Security Solution on all eContent. [***]. At any time after either Party becomes aware of a Security Breach, Audible shall have the right to require Apple to immediately remove any or all eContent from distribution, including distribution via ITMS. If the Security Breach is not cured during the Cure Period, then, upon Audible’s request, Apple shall suspend distributing eContent until such time as the Security Breach is actually cured, [***].

8.2  Unauthorized Access. Despite anything to the contrary, in the event of a breach of the security to the servers or network components that store Audible Content or Cover Art such that unauthorized access to Audible Content or Cover Art becomes available, then (a) Apple will prevent access to Audible Content via the ITMS and any distribution methods owned or operated by Apple and disable distribution or display of eContent and Cover Art within twenty-four (24) hours of Apple becoming aware of such security breach, and (b) the rights granted to Apple relating to the marketing, distribution and sale of eContent and Cover Art under this Agreement will be suspended, which shall be Audible’s sole remedy against Apple, provided Apple complies with this Section. If the breach of security relating to the servers or network components is not remedied within fifteen (I5) days after such breach, Audible may terminate this Agreement on written notice to Apple at any time unless such security breach has been actually cured prior to termination by Audible.

ARTICLE 9

TERM AND TERMINATION

9.1  Term. This Agreement shall commence as of the Effective Date and continue until September 30, 2010 (“Initial Term”). This Agreement will renew automatically for additional periods of one (1) year (each a “Renewal Term”) unless written notice is given by one Party to the other, at least [***] prior to the end of the Initial Term or any Renewal Term, of that Party’s intention not to renew this Agreement. The “Term” will mean collectively the Initial Term and Renewal Term, if any. Each consecutive twelve-month period following the Effective Date during the Term shall be referred to herein as a “Contract Year”.

9.2  Breach. This Agreement shall automatically terminate if either Party fails to perform any of the material terms, conditions, agreements or covenants in this Agreement and such failure is not cured within [***] following receipt of a written notice of such failure from the Party seeking to terminate hereunder.

9.3  Automatic Termination. In addition to all other rights or remedies provided for in this Agreement or by law, this Agreement will automatically terminate in the event: (a) a Party makes a general assignment for the benefit of creditors, (b) a Party admits in writing its inability to pay debts as they mature, (c) a trustee, custodian or receiver is appointed by any court with respect to a Party or any substantial part of such Party’s assets, or (d) an action is taken by or against a Party under any bankruptcy or insolvency laws or laws relating to the relief of debtors, including the United States Bankruptcy Code and such action is not dismissed within sixty (60) days of commencement of the action.

9.4  Continuing Liability. The notification by either Party of its intent to terminate this Agreement and/or the expiration of this Agreement, does not relieve either Party of any obligations which have accrued under the terms and conditions of this Agreement, inclusive of those terms and conditions which extend beyond the date of termination.

9.5  Effect of Termination.

(a)  Upon the termination or expiration of this Agreement, all rights and licenses granted under this Agreement will terminate; provided, however this Section and Sections 3.3(d), 3.6(e), 6.5, 7.3, 9.4, 10.5, 14.7, 14.8, 14.10 and 14.11 and Articles 11, 12 and 13 will survive any expiration or termination of this Agreement.

(b)  Expiration or earlier termination of this Agreement shall not relieve Audible or Apple of its respective obligations to make any payments for the periods prior to such expiration or termination (and the associated accounting) in accordance with this Agreement.

(c)  Apple reserves the right to continue to provide first-rate customer support to customers of the ITMS who purchased eContent during the Term, as it determines in its discretion, after termination or expiration of this Agreement. Under no circumstances shall Apple intentionally disparage the Audible service, name or reputation in any manner at any time. For the avoidance of doubt, Apple shall not engage in the sale, promotion or advertising of Audible Content, eContent, Clips, Content Files, or Cover Art after the effective date of expiration or earlier termination of this Agreement under any circumstance whatsoever.

(d)  Except to the extent reasonably necessary for the purpose under Section 9.5(c) above (subject to written approval by Audible, which approval shall not be unreasonably withheld or delayed), upon the expiration or earlier termination of this Agreement, all Audible Content, eContent, Clips, Content Files, and Cover Art shall be promptly deleted or destroyed and all Confidential Information shall be returned to the disclosing Party, or destroyed.

(e)  Upon the expiration or earlier termination of the Term, Apple shall immediately stop selling eContent.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1  Authority. Each Party represents and warrants that it has full authority to enter into this Agreement, and to fully perform its obligations hereunder.

10.2  Rights. Each Party represents and warrants that it owns or controls the necessary rights in order to make the grant of rights, licenses and permissions herein, and that the exercise of such rights shall not infringe or cause to infringe the rights of any third party.

10.3  Interference. Each Party represents and warrants that it shall not act in any manner which conflicts or interferes with any existing commitment or obligation, and that no agreement previously entered into by such Party will interfere with such Party’s performance of its obligations under this Agreement.

10.4  Compliance with Laws. Each Party represents and warrants that it shall perform hereunder in compliance with any applicable laws, rules and regulations.

10.5  No Other Warranties. THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE, ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES HEREUNDER. EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, EACH PARTY MAKES NO OTHER REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, TO THE OTHER PARTY AND EXPRESSLY EXCLUDES AND DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT.

ARTICLE 11

INDEMNIFICATION

11.1  By Apple. Apple shall, at its expense, indemnify, defend and hold harmless Audible and its Affiliates, officers, directors, shareholders, employees, agents and direct or indirect customers from any third party claim, suit, proceeding, liability, settlement, costs, reasonable fees, and damages incurred arising out of or in connection with a claim (including attorney’s fees): (a) any use by Apple of the Audible Content, eContent or Cover Art in breach of this Agreement; (b) any claim that Apple Products provided by Apple hereunder infringes the Intellectual Property Rights of another party; or (c) a breach of any warranty, representation, covenant or obligation of Apple under this Agreement.

11.2  By Audible. Audible shall, at its expense, indemnify, defend and hold harmless Apple and its Affiliates, officers, directors, shareholders, employees, agents and direct or indirect customers from any third party claim, suit, proceeding, liability, settlement, costs, reasonable fees, and damages incurred arising out of or in connection with a claim (including attorney’s fees): (a) a breach of any warranty, representation, covenant or obligation of Audible under this Agreement; and (b) any claim that Deliverables, Audible Content or Cover Art provided by Audible, or its permitted use, hereunder infringes the Intellectual Property Rights of another party.

11.3  Indemnification Procedures. The indemnified Party will: (a) promptly notify the indemnifying Party in writing of any such claim, suit and proceeding for which the indemnified Party is seeking indemnity, provided, however, that failure to provide such notice will not relieve the indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) reasonably cooperate with and assist the indemnifying Party, at the indemnifying Party’s expense, in the defense of such claim; and (c) give the indemnifying Party authority to control the defense and settlement of any such claim, except that the indemnifying Party will not enter into any settlement that may adversely affect the indemnified Party’s rights or interest, without the indemnified Party’s written approval, which approval will not be unreasonably withheld or delayed. The indemnified Party will have no authority to settle any claim without permission of the indemnifying Party.

ARTICLE 12

LIMITATION OF LIABILITY

12.1  [***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 13

CONFIDENTIALITY

13.1  Obligations. Each Party may be given or may obtain access to non-public information (“Receiving Party”) of the other Party (“Disclosing Party”) that the Disclosing Party considers to be of a confidential, proprietary, or trade secret nature, including, without limitation, software (in both source code and object code form), Customer Information, non-public intellectual property, pricing, financial and operational information, business information, marketing information, technologies, systems, processes, research, development, designs, compilations, methods, techniques, procedures, inventions, ideas, data, improvements, disclosures, patent applications, intellectual properties, instruments, materials, products, patterns, works of authorship, compilations, programs, techniques, circuits, schematics, sequences, designs, derivative works, mask works, lists of names or classes of customers or personnel, skills and compensation of employees and consultants, and know-how, in whatever form or media, whether or not marked as confidential (collectively, the “Confidential Information”). The Receiving Party will: (a) maintain the confidentiality of the Confidential Information of the Disclosing Party using a level of effort that will be no less than that used by the Receiving Party to protect its own confidential information; and (b) not directly or indirectly disclose, copy, distribute, republish or allow any third party to have access to any Confidential Information of the Disclosing Party.

13.2  Exclusions. The Parties’ obligations under this Section will not apply to: (a) information that is or becomes a matter of public knowledge through no fault of or action by the Receiving Party, (b) information that prior to disclosure was rightfully in the possession of the Receiving Party as a result of disclosure by a third party under no obligation or restriction of confidentiality, (c) information that, subsequent to disclosure, is rightfully obtained by the Receiving Party from a third party under no obligation or restriction of confidentiality, and (d) information that is independently developed by the Receiving Party without use, knowledge or access to the Confidential Information of the Disclosing Party.

13.3  Return of Confidential Information. Unless otherwise authorized, upon the termination and/or expiration of this Agreement, with respect to the Disclosing Party’s Confidential Information, the Receiving Party will, at the direction of the Disclosing Party, promptly either: (a) return such Confidential Information and provide certification to the Disclosing Party that all such Confidential Information has been returned; or (b) destroy such Confidential Information and provide certification to the Disclosing Party that all such Confidential Information has been destroyed.

13.4  Notification Obligation. If the Receiving Party becomes aware of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party, the Receiving Party will promptly and fully notify the Disclosing Party of all facts known to the Receiving Party concerning such unauthorized use or disclosure. In addition, if the Receiving Party is required to disclose the Disclosing Party’s Confidential Information pursuant to a duly authorized order, the Receiving Party will provide prompt written notice to the Disclosing Party of such order and will cooperate with the Disclosing Party in all respects to obtain a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Notwithstanding anything herein to the contrary, to the extent this Agreement or other Confidential Information must be disclosed as a matter of law (e.g. as a material agreement in securities filings), such disclosure shall be permitted and each party shall cooperate with each other, prior to any such disclosure, regarding such disclosure and any efforts or requests to limit the amount or extent of such disclosure.

13.5  Equitable Relief. The Parties acknowledge that the disclosure of Confidential Information could cause substantial harm to the Disclosing Party that may not be remedied by the payment of damages alone. Accordingly, the Parties agree that the Disclosing Party will be entitled to seek to obtain preliminary and/or permanent injunctive relief and other equitable relief for any breach of this Section; provided, however, this Section will not limit the Disclosing Party’s right to obtain any other relief available to it pursuant to this Agreement, at equity or under law.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 14

MISCELLANEOUS

14.1  No Agency or Joint Venture. The Parties agree and acknowledge that the relationship between the Parties is that of independent contractors acting as seller and purchaser. This Agreement shall not be deemed to create a partnership or joint venture, and neither Party is the other’s agent, partner, employee, or representative.

14.2  Costs of Performance. Except as expressly provided for herein, each Party shall be responsible for, and pay all costs associated with, the performance of its obligations under this Agreement.

14.3  Export. Apple shall at its own expense obtain any and all licenses, consents or approvals that may, from time-to-time, be required by the United States Department of Commerce, or by any other agency or department of the United States or other national government, prior to undertaking any export or overseas distribution of AudibleReadyTM Apple Products or derivative works thereof.

14.4  Subcontractors. Apple may contract with third parties to provide Fulfillment Activities on behalf of Apple, provided such third parties are subject to terms no less restrictive than the terms Apple is subject to under this Agreement, and who are able to perform on behalf of Apple in a professional and workmanlike manner.

14.5  Entire Agreement, Modification, Waiver. This Agreement, including any annexes, schedules and exhibits hereto, contains the entire understanding of the Parties and relating to the subject matter hereof, and supersedes all previous agreements or arrangements between the Parties and relating to the subject matter hereof. This Agreement cannot be changed or modified except by a writing signed by the Parties. A waiver by either Party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. Should any provision of this Agreement be determined by a court of competent jurisdiction as unenforceable, such decision shall not affect any other provision hereof, and the enforceable provision shall be replaced by an enforceable provision that most closely meets the commercial intent of the Parties.

14.6  Assignment. Audible shall have the right to assign its rights and obligations under this Agreement to any entity owning or acquiring all or substantially all of its stock or assets unless such assignment would materially diminish or otherwise materially adversely affect Apple’s rights under the Agreement.

14.7  Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered personally to the Party to whom the same is directed or delivered by confirmed-receipt facsimile to the appropriate number set forth below; (ii) upon confirmed email or fax receipt (and telephone confirmation); (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by certified mail, return receipt requested, postage and charges prepaid, to the address of the Party to whom the same is directed as set forth below (or such other address as such other Party may supply by written notice).

If to Audible:

Audible Inc.
65 Willowbrook Blvd.
Wayne, NJ 07042
Attn.: Brian Fielding, EVP
Phone: 973 837-2725

with a copy to (which copy shall not constitute notice):

To: Helene Godin,
VP & Senior Counsel
(973) 837 2840; hgodin@audible.com

If to Apple:

Apple Computer, Inc.
1 Infinite Loop
Cupertino, CA 95014
Attn: Eddy Cue, VP
Fax: (408) 974-2140

with a courtesy copy to (which copy shall not constitute notice):

To: Apple Associate General Counsel	Fax: (408) 253-0186

14.8  Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of California without regard to principles of conflict of laws. Each Party agrees that in the event it brings a proceeding against the other Party relating to this Agreement, then such proceeding will take place in the jurisdiction and venue of such other Party’s principal place of business, e.g., No. District of California being Apple’s principal place of business as of die date of this Agreement, and New Jersey being Audible’s principal place of business as of the date of this Agreement, and both Parties hereby waive any objection to personal jurisdiction or venue in those forums, respectively.

14.9  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

14.10  Remedies. To the extent permitted by applicable law, the rights and remedies of the Parties provided under this Agreement are cumulative and in addition to any other rights and remedies of the Parties at law or equity.

14.11  Headings. The titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective offices thereunto duly authorized.

APPLE COMPUTER, INC.		AUDIBLE, INC.

By:	/s/ Eddy Cue	By:	/s/ Donald R. Katz

Name:	Eddy Cue	Name:	Donald R. Katz

Title:	VP iTunes	Title:	Chairman & CEO

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE 1.2

DEFINITIONS

“Acquired Customer” shall mean: (a) a first time paying customer of Audible; (b) who is referred to Audible’s website by Apple; (c) via a specific Uniform Resource Locator that identifies Apple as the referring entity or via an Audible-approved media or offer code or other Audible pre-approved method of tracking; and (d) [***].

“A La Carte Acquired Customer” shall mean: (a) a first time paying customer of Audible; (b) who is referred to Audible’s website by Apple; and (c) via a specific Uniform Resource Locator that identifies Apple as the referring entity or via an Audible-approved media or offer code or other Audible pre-approved method of tracking.

“Affiliate” means any person or entity that is controlled by, under common control with or controls a Party to this Agreement.

“Apple Customer” means a customer who accesses eContent from ITMS.

“Apple Products” means: (a) iPod, and (b) iTunes.

“Audible Content” means Content owned or controlled by, or licensed to, Audible, including Audible originals, which Audible has the rights to provide through ITMS.

“AudibleListener® Program” means the then-current Audible Service membership plans as defined at the Audible Site.

“Audible Service” means a service that permits end users to access Audible Content for immediate play, downloading, streaming and/or for storage and time-shifted playback (including, without limitation via podcasting or other distribution/syndication methods): (a) to an end user’s computer/server; (b) to an end user’s device; (c) from web sites owned or controlled by Audible; and/or (d) from third-party digital retailers (including but not limited to ITMS).

“Audible Site” means Audible’s web site, which is currently located at www.audible.com, and such other sites and/or servers as may be used by Audible for the Audible Service.

“Audible Software” means Audible’s software that supports the Audible Service as provided by Audible to Apple hereunder and any Updates thereto as commercially released or supported by or through Audible from time to time.

“Audible Specifications” means the specifications for the creation of the AudibleReady® Apple Products that are in use by Audible and Apple as of the Effective Date, as may be modified upon the mutual agreement of the Parties.

“AudibleReady® Apple Products” means the Apple Products in which the Deliverables have been integrated consistent with the Audible Specifications and terms and conditions of this Agreement.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

“Content” means any audio content (and associated text, images, etc.) offered for sale and/or revenue generating through the inclusion of advertising or sponsorships, other than music, available anywhere in the world in any language, including without limitation, audio versions of books, newspapers, magazines, television programs, radio programs, speeches, debates, publications, stand-up comedy and lectures.

“Content File” means each digital file containing Audible Content, applicable Cover Art (if any), parental advisory notices (if any), copyright notices (if any) and associated meta data, e.g., author name, publisher name etc. (if any).

“Content Usage Rules” means the usage rules applicable to recordings in the form of eContent available on the ITMS that specify the terms under which eContent may be used, as set forth in Exhibit A attached hereto, which may be modified by Apple from time to time (upon advance notice to Audible in the event of a material change to such usage rules). If a modification expands the scope of use of eContent, then Audible shall have the right in its sole discretion to cause Apple to remove any specific eContent from the ITMS and/or terminate this Agreement on written notice to Apple without cost or liability.

“Cover Art” means book cover and any other artwork relating to Audible Content and that Audible has rights to authorize Apple to use.

[***]

“Deliverables” means the Audible Software and the Documentation.

“Distribution Territory” means the United States and its territories and Canada and its territories as well as any and all territories covered under the Local Agreement(s), which as of the Effective Date shall be deemed to include all territories covered under the Prior Agreements, the European Agreement and Japan.

“Documentation” means Audible’s documentation for the Audible Software.

“eContent” means Audible Content in digital form and having the Security Solution, which Apple shall offer for sale on the ITMS pursuant to the terms and conditions of this Agreement.

“End User License Agreement” means the license agreement provided at the Audible Website that consumers, including End Users, must accept and agree to prior to accessing and/or using the Content.

“Intellectual Property Rights” means any copyright, patent, registered design, mask works, trade mark, service mark, application to register any of the aforementioned rights (as applicable), moral rights, trade secrets, rights in know-how, and any other intellectual, proprietary or industrial property rights of any nature whatsoever recognized in any part of the world.

“iPod” means the Apple portable digital hardware device as of the Effective Date known as the “iPod”, and subsequent version thereof, whether or not such device is branded under the iPod name, and are marketed primarily for playing content files.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

“ITMS” means the digital content store currently marketed as the iTunes Music Store, an electronic store and its storefronts owned, operated and controlled by Apple and subsequent versions of the iTunes Music Store.

“iTunes” means Apple’s digital jukebox software application known as of the Effective Date as iTunes, for use with computers and iPods, and subsequent versions thereof whether or not such application is branded under the iTunes name.

“Member” means an Apple Customer who is a participant in an AppleListener Program or any successor or comparable program.

“Patents” means the following Audible patents and any related foreign filings: #5,926,624, #6,170,060, #6,253,237, #6,158,005 and #6,560,651.

“Security Solution” means Apple’s proprietary content protection system, as set forth in Schedule A attached hereto, which may be modified by Apple from time to time (upon advance notice to Audible in the event of a material change to such content protection system). If a modification in Apple’s content protection system renders eContent less protected than before such modification, Audible shall have the right in its sole discretion to cause Apple to remove any specific eContent from the ITMS and/or terminate this Agreement on written notice to Apple without cost or liability.

“Software License Agreement” means the license agreement that consumers must accept and agree to prior to accessing and/or using the Content available at the Audible Site or eContent, in a form substantially similar to that provided at the Audible Site.

“Territory” means worldwide.

“Updates” new or modified hardware or software functionality to address new features, products, enhancements, bug fixes and specific third-party requirements.

“Books Content” means Content derived from books.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE A

SECURITY SOLUTION

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE 1.4

LOCAL AGREEMENTS

[Documents Attached Hereto]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE 4.3

CONTENT USAGE RULES

The Content Usage Rules in existence as of the Effective Date. The parties shall attach such Content Usage Rules following the Effective Date.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE 4.5

EXAMPLE OF AUDIBLE.COM IN-LINE AUDIO IDENTIFICATION

“This audio program is presented by Audible.com. Audible.com: Audio that speaks to you wherever you are.”

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE 5.1

MARKETING

I.  Meeting

The parties shall convene a sales and merchandising summit at Apple’s Worldwide Headquarters in Cupertino, California within two (2) months of the Effective Date with senior sales and operational executives from both parties to discuss and develop near, mid and long-term plans to maximize the sales and promotion of AudibleReady® Apple Products, ITMS, eContent, the AppleListener Program (if any), the Audible Service and the AudibleListener® Program to the public.

II.  Marketing

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE 5.2

AUDIBLE.COM PROMOTION AT APPLE ITMS - EXAMPLE

*The bold type aspect of “Presented by Audible.com” in this example shall be considered a part of this Agreement.

Copyright © 2003 Apple Computer, Inc. — Apple Confidential • Do Not Distribute
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The Da Vinci Code
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DA VINCI CODE
DAN BROWN
The Da Vinci Code
Dan Brown
Year Published: 2003
Subject: Mystery
Presented by Audible.com
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[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.